Exhibit 10.1

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into and effective as of November 2, 2026, by and among Zhenyang Shi, an individual and the chief executive officer of the Issuer (the “Creditor”), Guangzhou Qilekang Digital Health Medical Technology Co., Ltd., a limited liability company established under the laws of the People’s Republic of China with an address at Yongxu Industry Park, No. 19-23, Hejing Road, Dongsha Street, Liwan District, Guangzhou, PRC (the “Debtor”), and POMDOCTOR LIMITED, an exempted company with limited liability formed in the Cayman Islands (the “Issuer”).

WHEREAS, pursuant to that certain debt acknowledgement letter dated October 15, 2026 (the “Debt Acknowledgement Letter”), the Debtor acknowledges that it owes the Creditor an amount of RMB 128,734,825.00 (the “Debt”);

WHEREAS, the parties desire to have a portion of the Debt satisfied through the issuance by the Issuer to the Creditor of Class A ordinary shares of the Issuer; and

WHEREAS, the Creditor has requested that certain of the Class A ordinary shares otherwise issuable to the Creditor be issued directly to certain persons designated by the Creditor (each, a “Designated Recipient” and collectively, the “Designated Recipients”), as identified on Schedule A hereto, to be applied toward satisfaction of certain personal indebtedness owed by the Creditor to such Designated Recipients;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Creditor, the Debtor and the Issuer agree as follows:

1.	Conversion of Debt to Equity.

(a)	Allocation of Debt. The parties agree that a portion of the Debt in the amount of RMB 100,053,000, representing the RMB equivalent of US$15,000,000 at the exchange rate set forth below (the “Conversion Amount”), shall be converted into 33,185,841 Class A ordinary shares of the Issuer (the “Shares”), par value US$0.001 per share (the “Class A Ordinary Shares”) at the conversion price of US$0.452 per Class A Ordinary Share (the “Conversion Price”). The parties have stipulated to the conversion rate of U.S. dollars to Renminbi as US$1.00 = RMB 6.6702.

(b)	Issuance of Shares. Upon execution of this Agreement and no later than three (3) business days following the date hereof, the Issuer shall instruct its transfer agent or registered agent to issue the Shares in the respective amounts set forth on Schedule A hereto, with the portion allocated to the Creditor (the “Creditor Shares”) issued directly to the Creditor and the portion allocated to each Designated Recipient issued directly to such Designated Recipient pursuant to the Creditor’s irrevocable direction set forth in Section 3(vi). As a condition to any issuance of Shares to a Designated Recipient, such Designated Recipient shall execute and deliver to the Issuer a Regulation S representation letter in form and substance satisfactory to the Issuer.

(c)	Satisfaction of Debt. Any Shares issued directly to a Designated Recipient pursuant to Section 1(b) shall reduce and discharge the applicable portion of the Conversion Amount to the same extent as if such Shares had been issued directly to the Creditor. Upon issuance of all Shares contemplated by this Agreement, the Conversion Amount shall be deemed fully and completely satisfied and discharged, and any remaining portion of the Debt not included in the Conversion Amount shall remain outstanding.

2.	Representations and Warranties of the Debtor. The Debtor represents and warrants to the Creditor and the Issuer that (i) the Debt is a valid and existing obligation of the Debtor in the amount set forth above, and (ii) the execution, delivery and performance of this Agreement by the Debtor have been authorized by all necessary action on the part of the Debtor.

3.	Representations and Warranties of the Creditor.

The representations and warranties set forth in clauses (i) through (v) below apply solely to the Creditor Shares.

(i)	Entirely For Own Account. This Agreement is made with such Creditor in reliance upon such Creditor’s representation to the Issuer, which, by such Creditor’s execution of this Agreement, such Creditor hereby confirms, that the Creditor Shares issuable hereunder are being and will be acquired for investment for such Creditor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither such Creditor nor any of its officers, members, or managers has any present intention of selling, granting any participation in or otherwise distributing the same. Such Creditor is familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the Securities Act of 1933, as amended (the “Securities Act”) and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the “SEC”). By executing this Agreement, such Creditor further represents that such Creditor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Creditor Shares.

(ii)	Restricted Securities. Such Creditor understands that the Creditor Shares are not, at the time of issuance, registered under the Securities Act on the ground that the issuance of the Creditor Shares hereunder is exempt from registration under the Securities Act, and that the Issuer’s reliance on such exemption is predicated on such Creditor’s representations and warranties set forth herein.

(iii)	Receipt of Information. Such Creditor has received all the information such Creditor considers necessary or appropriate for deciding whether to acquire the Creditor Shares. Such Creditor further represents that such Creditor has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the issuance of the Creditor Shares and the business, properties, prospects and financial condition of the Issuer and to obtain additional information necessary to verify the accuracy of any information furnished to such Creditor.

(iv)	Investment Experience. Such Creditor represents that it is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Issuer and acknowledges that such Creditor can bear the economic risk of such Creditor’s investment and that such Creditor has such knowledge and experience in financial and business matters that such Creditor is capable of evaluating the merits and risks of the investment in the Creditor Shares.

(v)	Regulation S Exemption. The Creditor acknowledges and agrees that none of the Creditor Shares have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined below), except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case only in accordance with applicable state and provincial securities laws. The Creditor understands that the Creditor Shares are being issued to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Creditor set forth herein in order to determine the applicability of such exemptions and the suitability of the Creditor to acquire the Creditor Shares. In this regard, the Creditor represents, warrants and agrees that:

(1)	The Creditor is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Issuer and is not acquiring the Creditor Shares for the account or benefit of a U.S. Person. A “U.S. Person” means any one of the following: (A) any natural person resident in the United States of America; (B) any partnership, limited liability company, company or other entity organized or incorporated under the laws of the United States of America; (C) any estate of which any executor or administrator is a U.S. Person; (D) any trust of which any trustee is a U.S. Person; (E) any agency or branch of a foreign entity located in the United States of America; (F) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (G) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and (H) any partnership, company or other entity if (1) organized or incorporated under the laws of any foreign jurisdiction and (2) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(2)	At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Creditor was outside of the United States.

(3)	The Creditor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Creditor has in mind merely acquiring the Creditor Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Creditor does not have any such intention.

(4)	The Creditor will not, during the period commencing on the date of issuance of the Creditor Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Creditor Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(5)	The Creditor will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Creditor Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(6)	The Creditor was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Creditor Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(7)	Neither the Creditor nor any person acting on the Creditor’s behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Creditor Shares and the Creditor and any person acting on his or her behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(8)	The issuance of the Creditor Shares to the Creditor has not been pre-arranged with a buyer located in the United States or with a U.S. Person, and is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(9)	Neither the Creditor nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Creditor Shares. The Creditor agrees not to cause any advertisement of the Creditor Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Creditor Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(10)	No Advertisements or Direct Selling Effort. The Creditor is not receiving the Creditor Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting. The Creditor has not acquired the Creditor Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Creditor Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Creditor Shares; provided, however, that the Creditor may sell or otherwise dispose of any of the Creditor Shares pursuant to registration of any of the Creditor Shares pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

(11)	Restricted Securities. Such Creditor understands that neither the Creditor Shares nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Creditor Shares (or such portion thereof) or an available exemption from registration under the Securities Act, the Creditor Shares and each portion thereof must be held indefinitely. Such Creditor realizes that the Creditor Shares and each portion thereof are unlikely to qualify for sale or other disposition under Rule 144 issued by the SEC. Furthermore, such Creditor is aware that neither the Creditor Shares nor any portion thereof may be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

(vi)	Designation of Recipients. The Creditor hereby irrevocably directs and authorizes the Issuer to issue directly to the Designated Recipients, in accordance with Section 1(b) and Schedule A, the applicable Shares that would otherwise be issuable to the Creditor, and acknowledges that each such issuance shall constitute satisfaction and discharge of the corresponding portion of the Conversion Amount as provided in Section 1(c). The Creditor represents and warrants that the allocation set forth on Schedule A constitutes the valid and binding instruction of the Creditor.

4.	Miscellaneous.

(a)	This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by all parties.

(b)	Each party to this Agreement hereby represents and warrants to each other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to each other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(c)	Each party to this Agreement hereby represents and warrants to each other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(d)	This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

(e)	This Agreement shall be governed by the laws of the State of New York, without reference to the choice of laws rules of such state.

(f)	Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for any action, suit or proceeding arising out of or relating to this Agreement and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in such court; provided that, if such court lacks subject matter jurisdiction, each party hereby irrevocably submits to the exclusive jurisdiction of the state courts located in New York County, New York.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first aforesaid.

POMDOCTOR LIMITED (the Issuer)		Guangzhou Qilekang Digital Health Medical Technology Co., Ltd. (the Debtor)

By:	/s/ Guoji Luo	By:	/s/ Guoji Luo
Name:	Guoji Luo	Name:	Guoji Luo
Title:	Executive Director	Title:	VP

Zhenyang Shi
(the Creditor)

By:	/s/ Zhenyang Shi
Name:	Zhenyang Shi
Title:	Individual

Schedule A

Allocation of Shares

The Shares shall be allocated as follows:

Recipient	Number of Shares
HEALTHYSEVEN LIMITED	7,546,758
Hongchao Wu	1,824,255
Ziqi Mo	3,349,996
Yongdong Liu	1,326,733
Wenping Shen	3,150,987
Yuanyuan Wang	3,316,828
Tangwei Yuan	3,316,828
Kedong Si	3,217,324
Liangyu Yin	3,316,828
Yuhui Yin	2,819,304
Total	33,185,841